UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2002

America First Associates corp.
(Exact name of registrant as specified in its charter)

Delaware		11-3246880
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

160 E 56th St. 6th Fl
New York, NY 10022
(Address of principal executive offices)

(212) 644-8520
(Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 1, 2002, America First Associates Corp., the "Company"), dismissed the accounting firm of Linder & Linder, as the Company's independent auditor. Linder & Linder reported on the Company's statement of financial condition as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2001. Linder & Linder's report did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the two most recent fiscal years and any subsequent interim period prior to their dismissal, the Company had no disagreements with Linder & Linder on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event as discussed in Item 304(a)(iv) of Registration S-B.

The company is in the process of finding a new accountant and has not formalized any agreement with an accountant.

The Company has provided the above disclosure to Linder & Linder, and has requested that they furnish the Company with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether they agree with the above statements. A copy of Linder & Linder letter in response to this request is attached as an exhibit to this report

The above changes were approved by the Company's board of directors on May 1, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

16.1 Letter from Linder & Linder, dated May 1, 2002, to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

America First Associates corp.

July 2, 2002	By: /s/ Joseph Ricupero
Date	Joseph Ricupero, Chief Financial Officer